AGREEMENT AND RELEASE

This Agreement and Release ("Agreement") is being entered into between Graham Marshall (the "Employee") and Inso Corporation
(the "Company"), (collectively, the "Parties").


The complete terms of the Agreement are noted below:

1.	For the purposes of this Agreement, the term the
"Company" shall refer to Inso Corporation and includes any
affiliate or otherwise related companies, and their
current, former and future shareholders, officers,
representatives, agents, directors, employees, successors
and assigns.
2.	For the purposes of the Agreement, "Employee" includes the
heirs, spouse, successors, legal representatives, agents and assigns of the Employee.
3.	The intent of this Agreement is to mutually, amicably and
finally resolve and compromise all issues and claims
relating to the Employee's employment by the Company and the termination thereof on May 12, 1999 (the "Termination
Date").  The execution of this Agreement shall not in any
way be considered an admission of any liability on the part
of the Company.
4.	The Employee hereby resigns as an officer and employee of
the Company as of the Termination Date. The Employee shall
execute and return to the Company the resignation letter
attached hereto as Exhibit A.The Company agrees to provide
the following severance benefits, to which the Employee
agrees he or she is not otherwise entitled, in return for
the execution of this Agreement:
A. The Company will pay total Severance Pay to the
Employee in the gross amount of $50,000, less
applicable taxes, deductions, and any amount owed to
the Company by the Employee (other than amounts due
under the Loan Agreement described below).  This
Severance Pay will be payable in a lump sum payment.
5.	The Employee agrees that the terms and conditions of this
Agreement are strictly confidential and shall not be
disclosed to any other persons except the employee's legal
counsel, immediate family, financial advisor, or as required by applicable law, and then on the condition that they be
instructed that they may not disclose the same to others.
6.	The Employee will be paid the full amount of any
salary, commission, accrued unused vacation and other
payments and benefits due to the Employee by virtue of
his/her continued employment through the Termination Date.
Except for the foregoing, the Employee understands he or
she will not receive any additional payments or benefits
from the company other than those specified in paragraph 4
above.
7.	The Employee agrees that upon execution of this
agreement, the Employee will return to the Company any and
all property or documents which the Employee created,
helped to create, received or acquired in the course of
Employee's employment, or which otherwise belong to the
Company.
8.	The Employee acknowledges that the Non-Disclosure Agreement, which the Employee signed upon joining Inso, remains in full force and effect.  Employee further acknowledges and agrees
that he remains liable to the Company for all amounts due to the Company pursuant to that certain Pledge Agreement and
Secured Promissory Note each dated December 16, 1997
(collectively, the "Loan Agreement"), and that the Loan
Agreement shall remain in full force and effect
notwithstanding the termination of his employment with the
Company.  Employee agrees that he will promptly inform the
Company upon the sale of any Company securities to allow the
Company to comply with SEC requirements.
9.	In consideration for the payment and undertakings described
above, Employee does hereby completely remise, release and
forever discharge the Company from all claims, rights,
demands, actions, obligations, and causes of action of any
and every kind, nature and character, known or unknown,
which Employee may now have, or has ever had, against the
Company arising from or in any way connected with or
incidental to the dealings between the parties hereto prior
to the effective date hereof.  Without limiting the
generality of the foregoing, the Employee also specifically
releases the Company from any and all claims, demands and
causes of action which have been or could have been asserted as a result of Employee's employment with the Company,
separation from employment or other status with the Company, including but not limited to all "wrongful discharge"
claims; and all claims relating to any contracts of
employment, express or implied; any covenant of good faith
and fair dealing, express or implied; any tort of any
nature; any claims arising out of any federal, state, or
municipal statute or ordinance; any claims or rights under
the Title VII of the Civil Rights Act of 1964, as amended by the Civil Rights Act of 1991, 42 U.S.C. s. 2000 et seq., the
Age Discrimination and Employment Act of 1967, 29 U.S.C. s.
621 et seq., the Employee Retirement Income security Act of
1974, 29 U.S. C. s. 1001, et seq., the Americans with
Disabilities Act, 42 U. S. C. s. 12101 et seq., the Family
and Medical Leave Act, The Massachusetts Fair Employment
Practices Law, M.G. L. C. 151B, 1 et seq., the California
Fair Employment and Housing Act, Cal. Govt. Code 12900 et
seq., the Missouri Human Rights Act, V.A.M.S. s. 213.010 et
seq., or any other State, and other laws and regulations
relating to employment, discrimination or civil rights and
any and all claims for attorney's fees and costs.  Nothing
contained in this section 10 shall be interpreted to relieve the Employee of his responsibility to comply with the Non-Disclosure Agreement, signed by the Employee.
10.	Notwithstanding the Employee's resignation as an officer of
the Company, the Employee shall continue to be entitled to
all rights to indemnification for officers of the Company as set forth in the bylaws of the Company.
11.	The Employee acknowledges that he or she has been given
twenty-one (21) days to consider this Agreement and has
been advised to consult with an attorney before signing.
12.	This Agreement shall become effective on the eighth (8th)
day following the date on which it is signed by the
Employee. The Employee may revoke this Agreement in the
seven-day period following the date on which the Employee
signs the Agreement by submitting a written revocation to
the Company. Any payments due under Paragraph 4 of this
Agreement shall not be paid until the Effective Date of this Agreement, except as otherwise agreed.
13. This Agreement shall be deemed to have been executed and delivered within the Commonwealth of Massachusetts and the rights and obligations of the parties hereto shall be
construed and enforced in accordance with and governed by the laws of the Commonwealth of Massachusetts.
14.	This Agreement constitutes the entire understanding and
agreement between and among the Parties with respect to the severance and supersedes all prior and contemporaneous oral and written negotiations, agreements, commitments or
writings except as expressly stated herein.
15.	This Agreement shall be binding upon the Parties and
may not be abandoned, supplemented, changed or modified in any manner, orally or otherwise, except by an instrument in writing of concurrent or subsequent date signed by a duly authorized representative of the Parties. This
Agreement is binding upon and shall inure to the benefit of the Parties and their respective agents, assigns, heirs, executors, successors and administrators.
16. Should any provision of this Agreement be declared or be determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms, or provisions shall not be affected thereby and said illegal and invalid part, term or provision shall be deemed not to be a part of this Agreement.
17. For a period two (2) years after the Termination Date, Employee will not attempt to hire or hire, or attempt to solicit or solicit, any employee of the Company, or assist in such hiring by anyone else, to work as an employee or independent contractor, with any business directly or indirectly competitive with the Company's business.

EMPLOYEE EXPRESSLY WARRANTS THAT EMPLOYEE HAS READ AND FULLY UNDERSTANDS THIS AGREEMENT; THAT EMPLOYEE HAS HAD THE OPPORTUNITY TO FULLY DISCUSS AND REVIEW THE TERMS OF THIS AGREEMENT WITH LEGAL COUNSEL; THAT EMPLOYEE IS NOT EXECUTING THIS AGREEMENT IN RELIANCE ON ANY PROMISES, REPRESENTATIONS OR INDUCEMENTS OTHER THAN THOSE CONTAINED HEREIN; AND THAT EMPLOYEE IS EXECUTING THIS AGREEMENT VOLUNTARILY, FREE OF ANY DURESS OR COERCION.

/s/ Graham Marshall					     /s/ Elaine Ouellette
------------------------					--------------------
Graham Marshall					         Elaine Ouellette
                             for Inso Corporation

DATED: 5/6/99					DATED: 5/6/99



Exhibit A
[letterhead]


May 12, 1999


Inso Corporation
31 St. James Avenue
Boston, MA 02116-4101


Attention:	Stephen O. Jaeger
	Chairman of the Board of Directors of Inso
Corporation

Dear Steve:

Effective May 12, 1999, I hereby resign any and all positions which I hold within Inso Corporation, its subsidiaries and affiliates, including:


Vice President, Inso Corporation



Sincerely,


/s/ Graham Marshall
-------------------------

Graham Marshall